Exhibit 99.2

Cycurion Closes Transformative 2025 with $80 Million Contracted Backlog and Book Value of $2.00 Per Share - Accelerating into 2026

Review of Accomplishment Rich 2025 Year with High Value Projections for 2026 as Cybersecurity Protection Becomes Increasingly Vital to Everyone

MCLEAN, Va., Dec. 30, 2025 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI driven, tech-enabled cybersecurity solutions provider, today releases the following Letter to Shareholders from Kevin Kelly, Chairman and Chief Executive Officer.

Dear Cycurion Shareholders:

As we close out this productive and successful year of 2025 with an impressive $80 million company contracted backlog orders on our books, we now look forward to significantly expanding our AI powered cybersecurity business plan for 2026 and beyond. At this moment, I would like to review for you some of our most significant milestones and reflect upon the Cycurion vision in the increasingly important global cybersecurity landscape.

We started this long and arduous journey almost four years ago to list our company on NASDAQ and create lasting value for our business and shareholders.

We are proud to continue building on the strong groundwork that all of our team members have laid in 2025 as we launch into 2026 with unprecedented company-wide commitment.

We are also quite proud that, on December 16th, Cycurion announced its selection to the MSSP Alert’s 2025 Top 250 MSSPs List and Earning Top-Tier Industry Recognition. Cycurion now stands among the world’s top leading managed security services providers, according to MSSP Alert, a CyberRisk Alliance resource. Cycurion earned a placement in the top 50%, with its listing at No. 116. This marks the Company’s first year being evaluated for this prestigious ranking of global cybersecurity leaders.

The complete 2025 MSSP 250 list is available here: https://www.msspalert.com/top-250-2025?page=10

To directly reward our loyal shareholders, as previously announced, we plan to pay a pro-rata dividend of $500,000 CYCU common shares for every existing CYCU common share (on a fully diluted basis) at a distribution ratio of 0.0080 per share to holders of record on December 15, 2025. The dividend is payable on or about December 30, 2025. As of today’s date, there are 3,608,277 shares of common stock issued and outstanding and approximately 9,864,025 shares of common stock outstanding on a fully diluted basis, which is the basis on which the dividend distribution ratio is calculated.

Reflecting the growing investor value and future prospects for our Company, on December 4th, Cycurion announced that it had entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 1,657,460 shares of common stock underlying pre-funded warrants at a purchase price of $3.62 per share, for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses, as well as common warrants to purchase up to 3,314,920 shares of common stock, at an exercise price of $3.62 per share.

Another milestone we are proud to have gained is that, on December 2nd, Cycurion announced that it has been officially awarded a position on the State of Florida’s Management Consulting Services State Term Contract. This award positions Cycurion as an approved vendor eligible to provide expert management consulting services to state agencies and all Eligible Users across Florida. Through this award, Cycurion has the opportunity to bring its extensive government consulting expertise, operational insight, and commitment to service delivery excellence to support Florida agencies statewide.

Q3 2025 Results and Strong Momentum Into Q4 2025 with Run-Rate Revenue Climbing to $4.2 Million in Q1 2026

Cycurion has announced and filed its financial results for the third quarter ended September 30, 2025, alongside continued revenue acceleration into the fourth quarter of 2025. Cycurion has strategically invested in high-caliber talent and technology and is delivering compounding returns with a contracted backlog exceeding $80 million, a new data modernization contract for SLG Innovation, Inc., an entity controlled by Cycurion through a variable interest entity structure (“SLG”), and a forecasted first quarter of 2026 run-rate revenue of $4.2 million.

Q3 2025 Financial Highlights:

Revenue: $3.83 million for third quarter 2025 (down 13.9% YoY from $4.45 million), and $11.59 million for the nine months ended September 30, 2025 (down 15.4% YoY from $13.69 million), reflecting a deliberate pivot to more profitable State, Local and Education (SLED) contracts amid merger-related disruptions.

Gross Profit: $0.27 million for the third quarter 2025 (7.1% margin), and $1.18 million for the nine months ended September 30, 2025 (10.2% margin).

Balance Sheet Strength: Total assets grew 26.4% to $32.31 million, with cash increasing significantly to $3.65 million (from $0.04 million at year-end 2024).

Cash Flows: Net financing inflow of $10.78 million for the nine months ended September 30, 2025 (capital raises of $5.87 million and warrant exercises of $3.66 million) enabling $8.77 million operating cash outflow, positioning Cycurion for growth execution.

Q4 2025 and Q1 2026 Momentum: Run-Rate Acceleration Underway

New SLG Contract: Forecasted to contribute $26,500 in November 2025, scaling to $283,042 monthly by January 2026, which is a 10x increase in just 60 days, bolstering the state, local and education revenue base.

Cycurion Branded Revenue: Kicks off in December 2025 at $12,500, ramping to $58,333 monthly by January 2026, which demonstrates channel and co-sell strategies with high-margin Cyber Shield solutions.

Total Forecasted Revenue: Given the factors mentioned above, Cycurion expects first quarter 2026 run-rate revenue to be approximately $4.17 million, translating to an annual run rate of approximately $16.66 million.

On November 10th, Cycurion announced it has been awarded a contract by one of the country’s largest telecommunications companies to deliver network deployment services supporting a critical modernization initiative for one of the federal government’s largest agencies.

The multi-year project focuses on replacing decades-old infrastructure with a resilient, secure, and flexible communication network designed to enhance emergency warning capabilities. The rollout encompasses more than 1,300 sites across all 50 states and U.S. territories, with an expected duration of 24 to 36 months and a potential total value exceeding $1 million.

On November 5th, Cycurion announced that SLG has been awarded a $1.1 million contract to modernize legacy data systems for one of America’s largest county-level public guardian offices. This high-impact engagement—delivered in partnership with a leading national provider of case management technology—adds another marquee win to the rapidly expanding Cycurion portfolio and reinforces its indispensable role in ensuring operational continuity, even during government shutdowns.

Cycurion today is an AI-driven cybersecurity company. We employ cutting-edge artificial intelligence technologies to lock down and secure organizations, protecting them from ever more sophisticated and persistent threats. Nefarious actors are coming at us from every angle, making cybersecurity more critical than ever, whether it’s safeguarding individuals or defending large corporations.

Cycurion also supports our government’s federal and state agencies, including the Department of Justice, the Department of Defense, and others. In addition to our federal engagements, we’re actively partnering with state and local governments, currently in Texas and Illinois, and expanding into several additional states as part of our national growth strategy.

Cycurion delivers pinpoint intelligence, including the exact geographic location of the breach, the specific department affected, and whether containment measures are required across other areas of the organization. We are serving the underserved and protecting businesses of all sizes, including small and medium enterprises in an unforgiving digital landscape. We intend to give our utmost in defense of our clients at every level because nothing matters more than their security and peace of mind.

We look forward to keeping all of our Cycurion investors well informed with further updates as we go forward into the future together. Happy Holidays and Best Wishes to all.

Sincerely,

Kevin Kelly, Chairman and Chief Executive Officer

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy through potential acquisitions and strategic transactions; the continued execution of the Company’s contracted backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

3